SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         November 1, 2017
                          Date of Report
                (Date of Earliest Event Reported)

                         CELEBIDDY, INC,
            (Exact Name of Registrant as Specified in its Charter)


Delaware                     000-55679                   81-3425396
(State or other        (Commission File Number)         (IRS Employer
jurisdiction                                       Identification No.)
of incorporation)

                       147 North Sparks Street
                      Burbank, California 91506
            (Address of principal executive offices) (zip code)

                            626-644-0070
           (Registrant's telephone number, including area code)


ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On November 1, 2017, Celebiddy, Inc. (the "Registrant" or the "Company") appointed John Malek to serve as Vice President of the Registrant to perform such duties and task as designated by the Board of Directors or President of the Company. Mr. Malek is a shareholder of the Company and is the son to Maria Malek, the sole officer and director and majority shareholder of the Company.

	John Malek will serve as Vice President of the Company. He is the founder and CFO of DripTrive Inc., a European market company. Mr. Malek completed the Business Management/Marketing/Finance bootcamp and has developed talents in business marketing and optimization, as well as forecasting and implementing strategic business growth. Mr. Malek created, developed and implemented the DateKickstarter project. Mr. Malek is currently developing innovative technology in crypto current business.


                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             CELEBIDDY, INC.

Date: December 14, 2017
                             /s/ Maria Malek
                                 President